Elevation Series Trust 485APOS

Exhibit 99.(d)(28)

FIRST AMENDMENT TO THE ELEVATION SERIES TRUST

INVESTMENT ADVISORY AGREEMENT

With

DISCIPLINED GROWTH INVESTORS, INC.

THIS FIRST AMENDMENT dated as of December 26, 2025, to the Investment Advisory Agreement dated as of July 8, 2025 (the “Agreement”), entered into by and between ELEVATION SERIES TRUST (the “Trust”), a Delaware statutory trust, and DISCIPLINED GROWTH INVESTORS, INC., a corporation with its principal place of business at Fifth Street Towers, Suite 2550, 150 South Fifth Street, Minneapolis, Minnesota 54402 (the “Adviser”).

WITNESSETH

WHEREAS, the parties have entered into the Agreement, pursuant to which the Adviser renders investment advisory services to certain series of the Trust;

WHEREAS, the Trust and the Adviser desire to amend Schedule A to the Agreement to add The Disciplined Growth Investors Equity Fund as a series of the Trust covered under the Agreement, so that the Adviser may render investment advisory services to the new series pursuant to the Agreement; and

WHEREAS, the Agreement allows for the amendment of the Agreement subject to certain conditions which have been met.

NOW, THEREFORE, the parties agree as follows:

1.	Schedule A of the Agreement is superseded and replaced with the Amended Schedule A attached hereto, for the purpose of adding The Disciplined Growth Investors Equity Fund, to be effective with respect to such Fund in accordance with Section 11 of the Agreement.

2.	Except to the extent amended hereby, the Agreement shall remain in full force and effect.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above

ELEVATION SERIES TRUST

on behalf of the series listed on Schedule A

By:	/s/ Bradley Swenson

Name:	Bradley Swenson

Title:	President

DISCIPLINED GROWTH INVESTORS, INC.

By:	/s/ Rick Martin

Name:	Rick Martin

Title:	Chief Executive Officer

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AMENDED SCHEDULE A
to the
INVESTMENT ADVISORY AGREEMENT

ELEVATION SERIES TRUST
and
DISCIPLINED GROWTH INVESTORS, INC.

The Trust will pay to the Adviser as compensation for the Adviser’s services rendered, a fee, computed daily at an annual rate based on the average daily net assets of the respective Fund in accordance with the following fee schedule:

Fund	Rate	Effective Date
The Disciplined Growth Investors Fund	0.78%	July 14, 2025
The Disciplined Growth Investors Equity Fund	0.85%	December 29, 2025

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